Exhibit 99.1

Unigene Investor Contact:	Tarsa Media & Corporate Contact
The Investor Relations Group	GendeLLindheim BioCom Partners
Erika Moran/Dian Griesel, Ph.D.	Barbara Lindheim
Phone: 212-825-3210	212-918-4650
Media Contact: Susan Morgenbesser
Phone: 212-825-3210

UNIGENE LICENSES PHASE III ORAL CALCITONIN PROGRAM TO TARSA THERAPEUTICS

—New Company Established by Unigene and Three Leading Venture Capital Firms

Launched with $24 Million Series A Financing—

BOONTON, NJ and PHILADELPHIA, PA – October 20, 2009 — Unigene Laboratories, Inc. (OTCBB: UGNE) and Tarsa Therapeutics, Inc. today announced that Unigene has licensed its Phase III oral calcitonin program to Tarsa, a new company formed by a syndicate of three venture capital funds specializing in the life sciences: MVM Life Science Partners, Quaker BioVentures and Novo A/S. Simultaneously, Tarsa announced the closing of a $24 million Series A financing from the investor syndicate.

As part of the agreement, Unigene will own 25% of Tarsa on a fully diluted basis and will be eligible to receive milestone payments based on the achievement of certain sales benchmarks, as well as royalties on product sales. Tarsa will be solely responsible for the costs of the global Phase III clinical program that has recently been initiated and also has reimbursed Unigene for its Phase III expenditures to date.

Calcitonin is approved for the treatment of osteoporosis, but its use has been limited as it is currently available only in intranasal and injectable forms. The oral formulation that Unigene has licensed to Tarsa has been shown in prior clinical studies to deliver the desired blood levels of calcitonin and reduce levels of plasma CTx-1, an established marker of bone resorption. It has the potential to offer a new therapeutic option for osteoporosis patients as the first FDA-approved and commercially available oral formulation of calcitonin.

Tarsa also announced that David Brand has joined the company as President, CEO and Director. He brings over 30 years of global pharmaceutical experience in product development, acquisitions, marketing and operational management with GlaxoSmithKline (GSK), its predecessor companies, and most recently served as President and CEO of Cardiokine Inc.

Mr. Brand stated, “Calcitonin has been proven safe and effective in the treatment of osteoporosis in large numbers of patients over many years, and current worldwide sales are estimated at about half a billion dollars. The broader use of calcitonin, however, has been limited by its availability solely in injectable and intranasal forms. Tarsa’s unique, once-daily oral calcitonin tablet has the potential to offer patients the proven safety and efficacy of calcitonin, with the significant advantage of easier administration and enhanced long-term compliance.”

While at GSK, Mr. Brand held senior management positions in marketing, business development and international operations. He led the launch activities for the blockbuster products Paxil® and Kytril® and subsequently was responsible for pre-launch commercial development plans for Coreg®, Hycamtin® and Requip®. He also led the business units that launched Requip and Avandia®. As CEO of Cardiokine Mr. Brand assembled a management and development team that closed a $50 million financing round and completed a worldwide development and marketing agreement for lead product lixivaptan with Biogen Idec.

“The new company assembled by this investor syndicate includes an outstanding group of professionals who have the knowledge and experience to ensure that the value of this asset is fully realized,” noted Dr. Ronald S. Levy, Executive Vice President of Unigene. “We have always believed that this program has substantial commercial potential. Accordingly, it was important for us to retain a significant portion of that value for Unigene’s shareholders, and this structure enables us to accomplish that. The oral calcitonin program will be Tarsa’s number one priority, and they intend to commit their substantial resources and considerable expertise to successfully advancing the Phase III program in the shortest possible time frame.”

“We view Tarsa as a creative partnership between the management team, Unigene and this investor group, committed to completing the Phase III program and enabling registration and commercialization of a compelling new therapy in a focused and efficient manner,” added Dr. Eric Bednarski of MVM Life Science Partners.

Dr. James P. Gilligan, Unigene’s Vice President of Product Development, will become Tarsa’s Chief Scientific Officer while retaining certain responsibilities at Unigene.

The Board of Directors of Tarsa will be headed by Chairman Dr. Bednarski and includes Unigene’s Dr. Levy, Tarsa CEO Mr. Brand, Dr. Matthew Rieke, Partner at Quaker BioVentures and Dr. Martin Edwards, Senior Partner at Novo A/S.

Tarsa will be based in Philadelphia, PA.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in 2005. Unigene has licensed the U.S. rights for Fortical® to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 265-1100 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

About Tarsa Therapeutics

Newly formed Tarsa Therapeutics is developing an oral formulation of calcitonin, a peptide hormone for the treatment of osteoporosis that slows the rate of bone destruction. Availability of an oral formulation is expected to generate wider use of this established osteoporosis treatment, which currently is available only in injectable and intranasal formulations. Tarsa’s oral calcitonin has generated promising data in Phase II studies and the global Phase III clinical program is now underway. Tarsa will be based in Philadelphia, PA.

About MVM Life Science Partners LLP

MVM Life Science Partners LLP is a venture capital firm, founded in 1997, which manages three funds totaling more than $500 million and invests in companies that discover, develop and commercialize innovations in biotechnology, pharmaceuticals and medical devices for the life science and healthcare markets. MVM has offices in both London and Boston, making investments predominantly in Western Europe and the Eastern US, and has a growing team with wide-ranging experience across the life science and private equity markets (www.mvmlifescience.com).

About Quaker BioVentures

Quaker BioVentures is dedicated to investing in life science companies in the Mid-Atlantic region and contiguous states. The firm leads investments in companies across the spectrum of the life science industry, including biopharmaceuticals, medical devices, human diagnostics, specialty pharmaceuticals, and healthcare services. Quaker BioVentures invests in companies at all stages of development from early stage businesses to public companies. Founded in 2003, the firm manages over $700 million in committed capital and is currently investing Quaker BioVentures II, a $420 million fund formed in 2007. Please visit Quaker BioVentures’ website at www.quakerbio.com.

About Novo A/S

Novo A/S is an active and independent company in its support of biotech ventures. The aspiration is to bring together the best of both worlds: industry insight and network from our pharma/biotech inheritance combined with a venture capital mindset that focuses on results and value creation. Novo has invested in more that 50 portfolio companies. There is considerable diversity in the portfolio across technologies, products and financial stages. The portfolio is international, currently with more than half the invested capital in North American companies and the rest in Denmark and Europe.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon Unigene Laboratories, Inc.’s management’s current expectations, estimates, beliefs, assumptions, and projections about Unigene’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These risks and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene’s cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene’s Securities and Exchange Commission filings.